Exhibit 31.1
Certification Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, William McVicar, Chief Executive Officer, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Flex Pharma, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ William McVicar
William McVicar, Ph.D.
April 16, 2019	President and Chief Executive Officer (Principal Executive Officer)